Exhibit 15.1

J&S ASSOCIATE PLT
202206000037 (LLP0033395-LCA) & AF002380
(Registered with PCAOB and MIA)	Tel: +603-4813 9469
B-11-14, Megan Avenue II	Email : info@jns-associate.com
12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Website : jns-associate.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form S-8 (File No. 333-291785) of Smart Logistics Global Limited, of our report dated April 30, 2026, relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Smart Logistics Global Limited for the years ended December 31, 2025 2024 and 2023.

/s/ J&S Associate PLT

Kuala Lumpur, Malaysia

April 30, 2026